EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Valpey-Fisher Corporation on Form S-8 of our report dated February 13, 2004, appearing in the Annual Report on Form 10-K of Valpey-Fisher Corporation for the year ended December 31, 2003.

/s/ Grant Thornton LLP

Boston, Massachusetts
May 26, 2004